UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

ICON Leasing Fund Twelve, LLC

 (Exact Name of Registrant as Specified in Charter)

Delaware	000-53189	20-5651009
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor
New York, New York 10016

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 14, 2012, Joel S. Kress is no longer employed by, and is no longer an executive officer of, ICON Capital Corp., the manager of the Registrant (the "Manager"), and no longer serves on the Investment Committee and Disclosure Committee of the Registrant.

Effective December 14, 2012, Nicholas A. Sinigaglia, 43, a Managing Director of the Manager, was promoted to the position of the Manager’s Principal Financial and Accounting Officer.  Mr. Sinigaglia replaces Keith S. Franz, 43, as the Principal Financial and Accounting Officer of the Manager.  Mr. Franz will now focus primarily on his responsibilities as Chief Financial Officer of CĪON Investment Corporation, an affiliate of the Manager.

Mr. Sinigaglia joined the Manager in March 2008 as a Vice President of Accounting and Finance and was promoted to Managing Director in July 2011.  Mr. Sinigaglia was previously the Chief Financial Officer of Smart Online, Inc. from February 2006 through March 2008 and the Vice President of Ray-X Medical Management Corp. from 1997 through 2005.  Mr. Sinigaglia began his accounting career at Arthur Andersen LLP in 1991 where he was employed through 1997, rising to the level of Audit Manager.  Mr. Sinigaglia received a B.S. from the University of Albany and is a certified public accountant.

There is no family relationship between Mr. Sinigaglia and any other director or executive officer of the Manager.  There are no transactions in which Mr. Sinigaglia has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON LEASING FUND TWELVE, LLC
By: ICON CAPITAL CORP., its Manager

Dated: December 14, 2012	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer